Exhibit 10.2

TERMINATION AGREEMENT

This Termination Amendment ("Agreement") is made effective as of November 3, 2021 by and between:

SiTime Corporation, a US Delaware corporation, having its principal business place at 5451 Patrick Henry Drive, Santa Clara, California 95054 ("SiTime"); and

MegaChips Corporation, a Japan corporation, having its principal business place at 1-1-1 Miyahara Yodogawa ku Osaka 532-0003 Japan ("MegaChips").

Recitals:

A. The parties hereto entered into the DISTRIBUTION AGREEMENT dated as of April 1, 2015 (as amended and including all Memorandums of Understanding related thereto) ("Original Agreement"); and

B. The parties hereto wish to terminate the Original Agreement by mutual agreement.

NOW THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

1.
Termination of Original Agreement

Effective as of November 3, 2021, the parties hereto agree to terminate the Original Agreement.

2.
Payment

MegaChips shall pay the outstanding amount of the account payable to SiTime as of the Effective Date, if any, within thirty(30) days after the receipt of invoice from SiTime.

3.
Survival

Pursuant to Section 31 of the Original Agreement, all obligations and duties thereunder which by their nature extend beyond the expiration or termination of the Original Agreement shall survive and remain in effect beyond any expiration or termination thereof.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the date first above written.

SiTime Corporation MegaChips Corporation

Signature: /s/ Rajesh Vashist Signature: /s/ Yoshimasa Hayashi

Name: Rajesh Vashist Name: Yoshimasa Hayashi

Title: Chief Executive Officer Title: Senior Managing Director